CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund in the John Hancock Tax-Free Income Funds' Prospectus, and "Independent Auditors " in the John Hancock California Tax-Free Income Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 21 to Registration Statement (Form N-1A, No. 33-31675) of our report dated October 12, 2000.



                                               /s/ERNST & YOUNG LLP
                                               --------------------
                                               ERNST  & YOUNG LLP
Boston, Massachusetts
December 22, 2000